UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2011

INTERCONTINENTALEXCHANGE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32671	58-2555670
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 RiverEdge Parkway, Suite 500, Atlanta, GA		30328
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (770) 857-4700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On April 1, 2011, IntercontinentalExchange, Inc. (“ICE”) and The NASDAQ OMX Group, Inc. (“NASDAQ OMX”) issued a joint press release announcing that they had delivered to the Board of Directors of NYSE Euronext a proposal (the “Proposal”) to acquire all of the outstanding shares of NYSE Euronext. The press release announcing the Proposal, including the full text of the letter delivered to the Board of Directors of NYSE Euronext setting forth the Proposal, is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

ICE and NASDAQ OMX have agreed that, in connection with the consummation of the transactions contemplated by the Proposal, ICE would acquire NYSE Euronext’s derivatives business and certain other entities and assets of NYSE Euronext, together with their related liabilities, and that all remaining entities and assets of NYSE Euronext, together with their related liabilities, would be retained by NASDAQ OMX. Of the aggregate consideration contemplated by the Proposal, ICE will contribute $1.650 billion in cash and 0.1436 of a share of ICE common stock per share of NYSE Euronext common stock and NASDAQ OMX will contribute $2.121 billion in cash and 0.4069 of a share of NASDAQ OMX common stock per share of NYSE Euronext common stock and the assumption of $2.074 billion of NYSE Euronext debt by the entities of NYSE Euronext to be retained by NASDAQ OMX. ICE and NASDAQ OMX have agreed that all aspects of the Proposal and the transactions contemplated by the Proposal will be taken or made by them by mutual agreement. ICE and NASDAQ OMX have agreed to share equally all break-up or termination fees paid or payable by ICE or NASDAQ OMX in connection with the transactions contemplated by the Proposal.

ICE and NASDAQ OMX have agreed that, after the consummation of the transactions contemplated by the Proposal, ICE will be entitled to receive, at direct cost, transition services for the businesses it acquires. ICE and NASDAQ OMX have also agreed that they will work exclusively with each other to pursue the Proposal, including the entry into a definitive transaction agreement between them, and to pursue the transactions contemplated by the Proposal, and that neither party will, or will authorize or permit any of its representatives to, directly or indirectly, solicit, initiate, cause, knowingly encourage or knowingly facilitate any inquiries or the making of any proposal from any third party (other than a private equity investment solely in the capital stock of NASDAQ OMX by a private equity fund that has regularly engaged in the business of making private equity investments, and other than a financial institution providing debt financing in the ordinary course of its business) that may or is intended to result in any offer, proposal or indication of interest with any such third party to acquire any capital stock or assets of NYSE Euronext or relating to any other extraordinary business transaction or combination involving NYSE Euronext, or to engage in certain other actions or discussions in furtherance of any of the foregoing. In the event that the Proposal is unilaterally terminated by one party, the terminating party will remain subject to the restrictions described in the immediately preceding sentence until the later of six months following the termination and December 31, 2011.

ICE and NASDAQ OMX have also agreed that, while they are proceeding with the transactions contemplated by the Proposal, and for a period of nine months afterwards, neither party will facilitate or proceed with any acquisition of securities, proxy solicitation, business combination or other specified transactions concerning the other party without prior written consent, other than with respect to the Proposal.

There can be no assurance that any of the transactions contemplated by the Proposal will be consummated, and there can be no assurance that any agreement with respect to the proposed transactions will be reached, or as to the timing or terms thereof. ICE assumes no obligation to update this Current Report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is filed as part of this Current Report on Form 8-K:

99.1	ICE and NASDAQ OMX Joint Press Release, dated April 1, 2011.

Forward-Looking Statements

Information set forth in this communication contains forward-looking statements that involve a number of risks and uncertainties. NASDAQ OMX and ICE caution readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information. Such forward-looking statements include, but are not limited to (i) projections about future financial results, growth, trading volumes, tax benefits and achievement of synergy targets, (ii) statements about the implementation dates and benefits of certain strategic initiatives, (iii) statements about integrations of recent acquisitions, and (iv) other statements that are not historical facts. Forward-looking statements involve a number of risks, uncertainties or other factors beyond NASDAQ OMX’s and ICE’s control. These factors include, but are not limited to, NASDAQ OMX’s and ICE’s ability to implement its strategic initiatives, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk, U.S. and global competition, and other factors detailed in each of NASDAQ OMX’s and ICE’s filings with the U.S. Securities Exchange Commission (the “SEC”), including (i) NASDAQ OMX’s annual reports on Form 10-K and quarterly reports on Form 10-Q that are available on NASDAQ OMX’s website at http://nasdaqomx.com and (ii) ICE’s annual reports on Form 10-K and quarterly reports on Form 10-Q that are available on ICE’s website at http://theice.com. NASDAQ OMX’s and ICE’s filings are also available on the SEC website at www.sec.gov. Risks and uncertainties relating to the proposed transaction include: NASDAQ OMX, ICE and NYSE Euronext will not enter into any definitive agreement with respect to the proposed transaction; required regulatory approvals and financing commitments will not be obtained on satisfactory terms and in a timely manner, if at all; the proposed transaction will not be consummated; the anticipated benefits of the proposed transaction will not be realized; and the integration of

NYSE Euronext’s operations with those of NASDAQ OMX or ICE will be materially delayed or will be more costly or difficult than expected. NASDAQ OMX and ICE undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Important Information About the Proposed Transaction and Where to Find It:

Subject to future developments, additional documents regarding the transaction may be filed with the SEC. This material is not a substitute for the joint proxy statement/prospectus or any other documents NASDAQ OMX, ICE and NYSE Euronext would file with the SEC. Such documents, however, are not currently available. INVESTORS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION AND ANY OTHER DOCUMENTS NASDAQ OMX, ICE AND NYSE EURONEXT WOULD FILE WITH THE SEC, IF AND WHEN THEY BECOME AVAILABLE, BECAUSE SUCH DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain a free copy of the joint proxy statement/prospectus, if and when such document becomes available, and other relevant documents filed by NYSE Euronext, ICE and/or NASDAQ OMX, without charge, at the SEC’s website (http://www.sec.gov). Copies of the final proxy statement/prospectus, if and when such document becomes available may be obtained, without charge, by directing a request to NASDAQ OMX at One Liberty Plaza, New York, New York 10006, Attention: Investor Relations, in the case of NASDAQ OMX’s filings, or ICE, at 2100 RiverEdge Parkway, Suite 500, Atlanta, Georgia, 30328, Attention: Investor Relations; or by emailing a request to ir@theice.com, in the case of ICE’s filings.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Participants in the Solicitation:

NASDAQ OMX, ICE, and their respective directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction.

You can find information about NASDAQ OMX and NASDAQ OMX’s directors and executive officers in NASDAQ OMX’s Annual Report on Form 10-K, filed with the SEC on February 24, 2011, NASDAQ OMX’s proxy statement, filed with the SEC on April 16, 2010 for its 2010 annual meeting of stockholders, and NASDAQ OMX’s current reports on Form 8-K, filed on February 14, 2011 and February 24, 2011.

You can find information about ICE and ICE’s directors and executive officers in ICE’s Annual Report on Form 10-K, filed with the SEC on February 9, 2011, ICE’s current report on Form 8-K filed on March 7, 2011 and in ICE’s proxy statement for its 2010 annual meeting of stockholders, filed with the SEC on April 5, 2010.

Additional information about the interests of potential participants will be included in the joint prospectus/proxy statement, if and when it becomes available, and the other relevant documents filed with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

INTERCONTINENTALEXCHANGE, INC.

Date: April 1, 2011	By:	/s/ Scott A. Hill
Scott A. Hill
Senior Vice President & Chief Financial Officer